UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ADVANCED LIFE SCIENCES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1440 Davey Road
Woodridge, Illinois  60517

March 30, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Advanced Life Sciences Holdings, Inc. to be held at 11:00 a.m. local time on Tuesday, May 2, 2006, at 1440 Davey Road, Woodridge, Illinois.

The purpose of the meeting is to consider and vote upon proposals to (i) elect two directors who have been nominated for election, (ii) ratify the appointment of our independent registered public accounting firm for 2006 and (iii) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented.

The board of directors and management appreciate your continued confidence in Advanced Life Sciences, and look forward to seeing you at the annual meeting.

Sincerely,

MICHAEL T. FLAVIN
Chairman and Chief Executive Officer

1440 Davey Road
Woodridge, Illinois  60517

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 2, 2006

March 30, 2006

Dear Stockholder:

We are notifying you that the annual meeting of stockholders of Advanced Life Sciences Holdings, Inc. will be held at 11:00 a.m. local time on Tuesday, May 2, 2006 at 1440 Davey Road, Woodridge, Illinois, for the following purposes:

1.      To elect two directors, each for a term of three years.

2.      To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2006.

3.      To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2005 Annual Report. We are initially mailing this notice of annual meeting, the proxy statement and the enclosed proxy card to our stockholders on or about March 30, 2006.

Only stockholders of record at the close of business on March 17, 2006 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible or vote electronically through the Internet or by telephone. Your proxy can be withdrawn by you at any time before it is voted.

By order of the Board of Directors,

JOHN L. FLAVIN
President and Secretary

Table of Contents

I.	ABOUT THE MEETING	1
	What is the purpose of the annual meeting?	1
	What are our voting recommendations?	1
	Who is entitled to vote?	1
	What constitutes a quorum?	1
	How do I vote?	1
	Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?	2
	What vote is required to approve each matter that comes before the meeting?	2
	What happens if additional proposals are presented at the meeting?	2
	Who will bear the costs of soliciting votes for the meeting?	2
II.	PROPOSALS TO BE VOTED ON	3
	Proposal 1—Election of Directors	3
	Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm	3
III.	BOARD OF DIRECTORS	3
	Board Structure and Composition	3
	Independent Directors	6
	Committees of the Board of Directors	6
	Criteria for Nominating Directors	7
	Director Compensation	8
	Compensation Committee Interlocks and Insider Participation	8
IV.	STOCK OWNERSHIP	8
	Security Ownership of Certain Beneficial Owners and Management	8
	Section 16(a) Beneficial Ownership Reporting Compliance	10
V.	EXECUTIVE COMPENSATION	10
	Executive Officers	10
	Summary Compensation Table	12
	Option Grants in Last Fiscal Year	13
	Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	13
	401(k) Plan	14
	Report of the Compensation Committee on Executive Compensation	15
VI.	PERFORMANCE GRAPH	18
VII.	CERTAIN TRANSACTIONS	18
VIII.	FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT	20
	Fees Billed by Independent Registered Public Accounting Firm	20
	Report of the Audit Committee	21
IX.	2007 ANNUAL MEETING OF STOCKHOLDERS	21
X.	“HOUSEHOLDING” OF PROXY MATERIALS	22
XI.	VOTING THROUGH THE INTERNET OR BY TELEPHONE	22

i

ADVANCED LIFE SCIENCES HOLDINGS, INC.
1440 Davey Road
Woodridge, Illinois  60517

PROXY STATEMENT

The Board of Directors of Advanced Life Sciences Holdings, Inc. is asking for your proxy for use at the annual meeting of our stockholders to be held at 11:00 a.m. local time on Tuesday, May 2, 2006 at 1440 Davey Road, Woodridge, Illinois, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about March 30, 2006.

I.      ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including the election of two directors and the ratification of the selection of our independent registered public accounting firm.

What are our voting recommendations?

Our board of directors recommends that you vote your shares “FOR” the election of each of the nominees named below under “Proposal 1—Election of Directors” and “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm discussed below under “Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm.”

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 17, 2006, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting, and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 28,226,763 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum.

How do I vote?

You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by completing, signing, dating and mailing the enclosed proxy card or by telephone or through the Internet using the instructions set forth on the enclosed proxy card. The Internet and telephone voting system for stockholders of record will close at 11:59 p.m., Eastern Standard Time, on May 1, 2006. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted “FOR”:

•       the election of the two nominees named below under “Proposal 1—Election of Directors”; and

•       the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2006 discussed below under “Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm.”

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

What vote is required to approve each matter that comes before the meeting?

Director nominees must receive the affirmative vote of a majority of the votes cast at the meeting by stockholders entitled to vote thereon. The ratification of the selection of our independent registered public accounting firm also requires the affirmative vote of a majority of the votes cast at the meeting in person or by proxy by stockholders entitled to vote thereon. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We shall bear all costs of solicitation.

II.     PROPOSALS TO BE VOTED ON

Proposal 1—Election of Directors

Our board of directors is currently comprised of eight directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number. The nominees for director this year are Terry W. Osborn and Israel Rubinstein. Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled “Board of Directors—Board Structure and Composition.”

In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

Our board of directors recommends that you vote “FOR” the election of Terry W. Osborn and Israel Rubinstein.

Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm

Deloitte & Touche LLP audited our financial statements for our fiscal year ended December 31, 2005, and has been selected by the audit committee of our board of directors to audit our financial statements for our fiscal year ending December 31, 2006. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of independent registered public accounting firms. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered with respect to fiscal years 2005 and 2004, see the section of this proxy statement entitled “Fees of Independent Registered Public Accounting Firm.”

Our board of directors recommends that you vote “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

III.   BOARD OF DIRECTORS

Board Structure and Composition

Our board of directors is currently comprised of eight directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of the same or nearly the same number.

•       Terry W. Osborn and Israel Rubinstein serve in the class with a term that expires on the date of the upcoming annual meeting of stockholders.

•       John L. Flavin, Richard Reck and Rosalie Sagraves serve in the class with a term that expires on the date of the annual meeting of stockholders to be held in 2007.

•       Michael T. Flavin, Scott Meadow and Thomas V. Thornton serve in the class with a term that expires on the date of the annual meeting of stockholders to be held in 2008.

Upon the expiration of the term of each class of directors, directors of that class may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of the board of directors.

Nominees for election at this meeting for terms expiring in 2009:

Terry W. Osborn, Ph.D., 62, joined our board of directors in July 2001. Dr. Osborn is a pharmaceutical development consultant and executive with significant experience in establishing strategic direction to develop sales and enhance profitability in both startup and turnaround environments. From July 2002 until December 2005, he was the President and Chief Executive Officer of Gene Express, Inc., a genomics company in Chicago, Illinois. From 1999 until July 2002, Dr. Osborn was the Chief Executive Officer of Pharmaceutical Development Center, a contract formulation, development and cGMP manufacturer of biopharmaceutical and pharmaceutical drugs. He was also the founder, President and Chief Executive Officer of Health Advance Institute, a National Clinical Research Organization providing clinical research services to pharmaceutical and biotechnology companies.  His initial research and development, manufacturing, distribution and business experience was at American Hospital Supply Corporation and Eli Lilly & Company. Dr. Osborn received his Ph.D. in Biochemistry from the University of California at Riverside and his M.B.A. from Pepperdine University.

Israel Rubinstein, M.D., 54, joined our board of directors in May 2001. Dr. Rubinstein is Professor of Medicine and Biopharmaceutical Sciences in the Colleges of Medicine and Pharmacy at the University of Illinois at Chicago, where he has worked since 1993. Dr. Rubinstein is a leading physician and research scientist in respiratory medicine and oncology. He has served on the editorial boards of several medical and scientific journals and is grant reviewer for the National Institutes of Health. Dr. Rubinstein received an M.D. degree from Hebrew University-Hadassah School of Medicine and completed fellowships in Respirology at the University of Toronto and at the Cardiovascular Research Institute of the University of California San Francisco.

Directors whose terms continue until 2007:

John L. Flavin, 37, joined us in June 2002 as Executive Vice President and Chief Financial Officer. He was elected to our board of directors in 2003 and promoted to President in 2004. From May 2000 through May 2002, Mr. Flavin was the Chief Operating Officer and a director of MediChem Life Sciences, Inc. At MediChem, Mr. Flavin was responsible for developing and managing the business and scientific operations and was the Chief Executive Officer of its protein engineering and structural proteomics subsidiaries, Emerald BioStructures, ThermoGen and AXAS. Mr. Flavin holds a B.S. in Business Administration from Marquette University and an M.B.A. from Lewis University. Mr. Flavin is the brother of Michael T. Flavin, Ph.D. and Patrick W. Flavin.

Richard Reck, 56, joined our board of directors in August 2005. Mr. Reck is the founder and President of Business Strategy Advisors, and he is a licensed Certified Public Accountant. Mr. Reck was a partner with KPMG LLP for nearly 30 years, having served as the national partner in charge of the software strategic consulting practice. He is currently a member of the board of directors of Merge Technologies, a public healthcare software and information company, Interactive Intelligence, a public software company, and several privately-held and not-for-profit boards. Mr. Reck holds a B.A. in mathematics from DePauw University and an M.B.A. in accounting from the University of Michigan.

Rosalie Sagraves, Pharm.D., 60, joined our board of directors in May 2001. Dr. Sagraves is Dean and Professor at the University of Illinois at Chicago, College of Pharmacy, where she has worked since 1995. Her practice area is pediatric critical care with educational/research interests in pediatric pharmacotherapeutics and maternal-child health. She has authored more than 60 journal articles and book chapters. She is a speaker on pediatric pharmacotherapy and women’s health. She has served as Council of Deans chair for the American Association of Colleges of Pharmacy and is a member of the AACP board of directors, the American Pharmacists Association, and the APhA Board of Trustees. She has also served as president of the Academy of Pharmaceutical Research and Science and as a member of the editorial board of Pharmacy Today. She is a fellow of the APhA and of the American College of Clinical Pharmacy. She has served on the National Institutes of Health Office of Research on Women’s Health Advisory Board and is a reviewer for NIH grants. She has received awards for outstanding teaching and leadership. Dr. Sagraves graduated from the Ohio State University and the Philadelphia College of Pharmacy and Science.

Directors whose terms continue until 2008:

Michael T. Flavin, Ph.D., 50, founded Advanced Life Sciences, Inc. in 1999. Prior to that date, he was the Chief Executive Officer and Chairman of MediChem Life Sciences, Inc., a drug discovery technology and services company that he also founded. Dr. Flavin took MediChem from start-up in 1987 through many stages of development, including the completion of MediChem’s private placement, the acquisition and integration of ThermoGen and Emerald Biostructures as MediChem subsidiaries and MediChem’s initial public offering in October 2000. MediChem was acquired in March 2002 by deCODE genetics, Inc. Dr. Flavin was the Chief Executive Officer of MediChem, as a subsidiary of deCODE, through May 2002. Dr. Flavin received a B.S. in Chemistry from the University of Notre Dame, a Ph.D. in Medicinal Chemistry from the University of Illinois at Chicago and he completed a postdoctoral fellowship at Harvard University. Dr. Flavin is an Adjunct Professor for the Department of Medicinal Chemistry & Pharmacognosy at the University of Illinois at Chicago. Dr. Flavin is the brother of John L. Flavin and Patrick W. Flavin.

Scott Meadow, 52, joined our board of directors in August 2005. Mr. Meadow is a clinical professor of entrepreneurship at the University of Chicago Graduate School of Business. Prior to joining the faculty of the Graduate School of Business, Mr. Meadow spent 20 years as a general partner in the venture capital industry concentrating on healthcare and consumer services projects, most recently at Sprout Group. Before joining Sprout Group, Mr. Meadow was a general partner focused on healthcare investing with William Blair Venture Partners and Frontenac Company. In addition to his experience in the healthcare field, Mr. Meadow has been active in the consumer services sector, organizing The Sports Authority from startup and serving on the boards of CompUSA and Ulta III. Mr. Meadow holds a B.A. in history and literature from Harvard College and an M.B.A. from the Harvard Business School.

Thomas V. Thornton, 40, joined our board of directors in June 2001. Mr. Thornton is an early-stage venture capital investor and recognized leader in the development of public/private technology development initiatives. From July 2001 to March 2002, Mr. Thornton was the Senior Vice President-Midwest Region for Convergent Technology Group, a mergers and acquisitions advisory services firm. From October 1999 to May 2001, Mr. Thornton was the Managing Partner for divine interVentures, Inc., a service and software company, and led seed- and early-stage venture investing teams that managed over $120 million and contributed to divine interVenture’s initial public offering. Presently, Mr. Thornton is the president of the Illinois Technology Development Alliance, a public/private partnership established to strengthen Illinois’ economy through science and technology. Mr. Thornton received a B.A. degree from the University of Wisconsin-Madison.

Independent Directors

The board of directors has determined that six of our eight directors, Drs. Osborn, Rubinstein and Sagraves and Messrs. Meadow, Reck and Thornton, are “independent directors” as defined in Rule 4200 of the Nasdaq Marketplace Rules and as defined in applicable rules by the Securities and Exchange Commission (“SEC”).

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, compensation committee and nominating and corporate governance committee. During 2005, the board of directors held five meetings and took action by written consent three times. None of our directors attended fewer than 75% of all the meetings of the full board and those committees on which he or she served during 2005. Stockholders and third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 1440 Davey Road, Woodridge, Illinois 60517.

Audit Committee.   The audit committee of the board of directors reviews and monitors our corporate financial reporting, our external audits, the results and scope of the annual audit, other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial reports. The audit committee also consults with management and our independent auditors before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Dr. Israel Rubinstein, Dr. Terry W. Osborn, Mr. Richard Reck and Mr. Thomas V. Thornton, each of whom is an independent director. Mr. Reck is the chairman of the audit committee and our audit committee financial expert under the SEC rule implementing Section 407 of the Sarbanes-Oxley Act of 2002. We believe that the functioning of our audit committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq National Market and SEC rules and regulations.

   The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A and is available on our website, www.advancedlifesciences.com. The audit committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. The audit committee met three times during 2005, and has met two times since the year end with respect to the audit of our fiscal year 2005 financial statements and related matters.

Compensation Committee.   The compensation committee of the board of directors reviews and makes recommendations to the board regarding all forms of compensation provided to our executive officers and directors, including stock compensation. In addition, the compensation committee reviews and makes recommendations on bonus and stock compensation arrangements for all of our employees. As part of these responsibilities, the compensation committee also administers our stock incentive plans. The current members of the compensation committee are Dr. Rosalie Sagraves, Dr. Israel Rubinstein and Mr. Scott Meadow, with Mr. Meadow serving as chairman. Our board of directors has determined that Dr. Sagraves, Dr. Rubinstein and Mr. Meadow meet the independence requirements under the Sarbanes-Oxley Act of 2002, the Nasdaq National Market and the rules and regulations of the SEC. In addition, each member of the compensation committee is an “outside director,” as that term is defined in Section 162(m) of the Internal Revenue Code, and is a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.

The compensation committee operates under a written charter, a current copy of which is available on our website, www.advancedlifesciences.com. The compensation committee met five times during 2005. The compensation committee also met once in February 2006 with respect to the payment of 2005 annual bonuses and salary adjustments for 2006.

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee develops and recommends to the board of directors corporate governance principles and procedures applicable to us, identifies individuals qualified to become board members and recommends the director nominees for each annual meeting of our stockholders. The current members of our nominating and corporate governance committee are Dr. Terry W. Osborn, Dr. Rosalie Sagraves and Mr. Thomas V. Thornton, with Mr. Thornton serving as chairman. Our board of directors has determined that the members of our compensation committee all meet the independence requirements under the Sarbanes-Oxley Act of 2002, the Nasdaq National Market and the rules and regulations of the SEC.

The nominating and corporate governance committee operates under a written charter, a current copy of which is available on our website, www.advancedlifesciences.com. The nominating and corporate governance committee met three times in 2005 and took action by written consent once during 2005 with respect to the recommendation of Messrs. Reck and Meadow for appointment to our board of directors.

Code of Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors, employees, representatives, agents and consultants. A current copy of our Code of Business Conduct and Ethics is available on our website, www.advancedlifesciences.com.

Criteria for Nominating Directors

The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, public company, academic or regulatory experience, financial expertise, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the Nasdaq National Market. In the case of incumbent directors whose terms of office are set to expire, the committee will also review such director’s overall service to us during their term and any relationships and transactions that might impair such director’s independence.

In 2005, the committee did not pay a fee to any third party to assist in the process of identifying or evaluating potential director candidates. However, we may pay a fee to a third party to identify or evaluate potential director nominees in the future if the need arises.

We have not received director candidate recommendations from any of our stockholders. Any recommendations received by stockholders will be evaluated by the committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.

Our by-laws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the by-laws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder’s intent to make such nomination has been given in writing to our Secretary at our offices at 1440 Davey Road, Woodridge, Illinois 60517.

To be timely, a stockholder nomination for a director to be elected at our annual meeting must be received at our principal executive offices not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, except that, if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of such meeting is first made.

Director Compensation

Our directors who are also our employees do not receive any additional compensation for their services as our directors. We pay each of our non-employee directors an annual fee of $40,000 for serving on our board. We pay an additional $15,000 annual fee to the chairman of our audit committee, and $10,000 to the chairpersons of our compensation committee and nominating and corporate governance committee. As of December 31, 2005, each non-employee director had been issued 40,000 options under our Stock Incentive Plans. In addition, each non-employee director may annually receive 5,600 options with an exercise price equal to the fair market value of our common stock on the date of grant. Our non-employee directors are also reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Dr. Israel Rubinstein, Dr. Rosalie Sagraves and Mr. Scott Meadow. No member of the compensation committee has been an officer or employee of ours at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our board of directors or compensation committee. Prior to the formation of the compensation committee in 2004, the board of directors as a whole made decisions relating to compensation of our executive officers.

IV.           STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 17, 2006 by:

•       all persons known by us to own beneficially 5% or more of our outstanding common stock;

•       each of our directors and director nominees;

•       each of the named executive officers listed in the “Executive Compensation—Summary Compensation Table” section of this proxy statement; and

•       all of our directors, director nominees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable on or within 60 days of March 17, 2006 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such stockholder’s name. The percentage of beneficial ownership is based on 28,226,763 shares of common stock outstanding as of March 17, 2006.

Name and Address(1)	Number of Shares Beneficially Owned	Approximate Percent of Class
CERTAIN BENEFICIAL OWNERS:
Flavin Ventures, LLC(2)	9,591,864	34.0%
Abbott Laboratories(3)	1,722,569	6.1%
BVF Partners L.P.(4)	1,445,086	5.1%
BVF Inc. (4)	1,445,086	5.1%
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS:
Michael T. Flavin(5)	9,591,864	34.0%
John L. Flavin(6)	9,661,338	34.1%
R. Richard Wieland II(7)	64,711	*
Suseelan Pookote(7)	45,655	*
Ze-Qi Xu(7)	48,343	*
Scott Meadow(7)	7,600	*
Terry W. Osborn(7)	40,000	*
Richard Reck(7)	7,600	*
Israel Rubinstein(7)	40,000	*
Rosalie Sagraves(7)	40,000	*
Thomas V. Thornton(7)	40,000	*
All directors, director nominees and executive officers as a group (11 persons)	9,995,247	34.9%

*                    =less than 1%

(1)          Unless otherwise indicated, the address for each five percent stockholder, director, director nominee and executive officer is c/o Advanced Life Sciences Holdings, Inc., 1440 Davey Road, Woodridge, Illinois 60517.

(2)          Represents 151,534 shares held directly and 9,440,330 shares held by ALS Ventures, LLC. Flavin Ventures, LLC is the sole voting member of ALS Ventures, LLC, and in such capacity it may be deemed to have beneficial ownership of all 9,440,330 shares held by ALS Ventures, LLC. Flavin Ventures, LLC disclaims beneficial ownership of the shares held by ALS Ventures, LLC, except to the extent of its proportionate pecuniary interest therein. Dr. Michael Flavin and Mr. John Flavin are members and managers of Flavin Ventures, LLC.

(3)          The address for Abbott Laboratories is 100 Abbott Park Road, Department 309, Building AP30, Abbott Park, Illinois 60064-3537.

(4)   Based solely on information obtained from a Schedule 13G filed by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., BVF Partners L.P. and BVF Inc. (collectively, the “BVF Group’’) with the SEC on or about March 13,

2006. BVF Partners L.P. and BVF Inc. share voting power and dispositive power over all 1,445,086 shares reported as beneficially owned by such persons. The principal business office of the BVF Group is located at 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611.

(5)   Dr. Michael Flavin is a member and a manager of Flavin Ventures, LLC, which is the sole voting member of ALS Ventures, LLC. In such capacity he may be deemed to have shared voting and investment power with respect to 9,440,330 shares held by ALS Ventures, LLC and 151,534 shares held by Flavin Ventures, LLC. Dr. Flavin disclaims beneficial ownership of the shares held by ALS Ventures, LLC and Flavin Ventures, LLC, except to the extent of his proportionate pecuniary interest therein.

(6)          Mr. John Flavin is a member and a manager of Flavin Ventures, LLC, which is the sole voting member of ALS Ventures, LLC. In such capacity he may be deemed to have shared voting and investment power with respect to 9,440,330 shares held by ALS Ventures, LLC and 151,534 shares held by Flavin Ventures, LLC. Mr. Flavin disclaims beneficial ownership of the shares held by ALS Ventures, LLC and Flavin Ventures, LLC, except to the extent of his proportionate pecuniary interest therein. Includes 69,474 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

(7)          Represents shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements for 2005.

V.             EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position(s)
Michael T. Flavin, Ph.D.	50	Chief Executive Officer and Chairman of the Board of Directors
John L. Flavin	37	President and Director
R. Richard Wieland II	61	Executive Vice President and Chief Financial Officer
Ze-Qi Xu, Ph.D.	44	Executive Vice President and Chief Scientific Officer
Suseelan Pookote, Ph.D.	52	Executive Vice President of Corporate Development
Patrick W. Flavin, J.D.	31	Chief Legal Counsel
David A. Eiznhamer, Ph.D.	42	Vice President of Biological Sciences

Michael T. Flavin, Ph.D., see the section of this proxy statement entitled “Board of Directors—Board Structure and Composition.”

John L. Flavin, see the section of this proxy statement entitled “Board of Directors—Board Structure and Composition.”

R. Richard Wieland II  was appointed as our Executive Vice President and Chief Financial Officer in June 2004. From May 2000 to April 2002, Mr. Wieland served as Chief Financial Officer of MediChem Life Sciences, Inc., where he was responsible for overseeing the financial aspects of acquiring ThermoGen and Emerald Biostructures as MediChem subsidiaries and assisting in the financial effort to complete

MediChem’s initial public offering. Mr. Wieland obtained his B.A. in Accounting and Economics from Monmouth College and his M.B.A. from Washington University.

Ze-Qi Xu, Ph.D. joined us in October 2002 from MediChem Life Sciences, Inc., a subsidiary of deCODE genetics, Inc. From January 2000 until September 2002, Dr. Xu was the Vice President of Strategic Drug Development at MediChem and oversaw the discovery, preclinical and clinical development of Calanolide A as well as the preclinical development of ALS-886 and ALS-357. Dr. Xu has published 52 articles and holds 19 patents in the fields of infectious disease and cancer. Dr. Xu earned a B.S. degree in Chemistry from Jiangxi Normal University (China), a M.S. degree in Organic Chemistry from Shanghai Medical University and a Ph.D. in Organic Chemistry from the Shanghai Institute of Organic Chemistry. He performed his postdoctoral fellowships at Clemson University and the Michigan Cancer Foundation.

Suseelan Pookote, Ph.D. joined us in March 2001. Prior to joining us, Dr. Pookote worked at Monsanto from 1980 to 2000, where he had responsibility for technology and business development in a variety of industry segments such as food, nutrition, biotechnology and specialty chemicals. At Monsanto, Dr. Pookote concentrated on technology evaluation, licensing and corporate transactions, including the negotiation of technology licensing deals with academic institutions. Dr. Pookote received his Ph.D. in Chemical Engineering from Northwestern University.

Patrick W. Flavin, J.D. joined us in November 2002 as legal counsel. He was promoted to Chief Legal Counsel in 2004. Prior to joining us, Mr. Flavin served as a counsel to the Illinois Speaker of the House from January 2002 to November 2002. Prior to this position, he was the Director of Legal Affairs for MediChem Life Sciences from May 2000 to September 2001, where he managed the in-house legal staff and outside legal counsel. Mr. Flavin obtained his B.A. from Providence College and received his J.D. from DePaul University College of Law. Mr. Flavin is the brother of Michael T. Flavin, Ph.D. and John L. Flavin.

David A. Eiznhamer, Ph.D. joined us as Director of Biological Sciences in 2003 from MediChem Life Sciences, Inc., a subsidiary of deCODE genetics, Inc., where he was the Assistant Director of Pharmacology and ADME from January 2002 to May 2003. Dr. Eiznhamer was promoted to Vice President of Biological Sciences in May 2004. In his role at MediChem, Dr. Eiznhamer was responsible for the design and development of pharmacology and ADME research programs. Prior to that, he served as the Manager of Regulatory Affairs for MediChem Life Sciences from December 1999 to January 2002. Dr. Eiznhamer also worked as a clinical coordinator for the Division of Gastroenterology at Loyola University Medical Center in Maywood, Illinois. He has authored seven publications and made 19 presentations at national and international meetings. Dr. Eiznhamer received his Ph.D. in Molecular Biology from Loyola University of Chicago.

Summary Compensation Table

The following table sets forth information regarding the compensation paid to our chief executive officer and each of our four most highly compensated executive officers for the fiscal years ended December 31, 2005 and 2004. These individuals are referred to as our “named executive officers” elsewhere in this proxy statement.

					Long Term
					Compensation
					Awards	All Other
			Annual Compensation		Securities Underlying	Compensation
Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Options (#)	($)(1)
Michael T. Flavin	2005		180,000	200,000	—	5,400
Chairman and Chief Executive	2004		180,000	—	—	5,400
Officer
John L. Flavin	2005		157,500	160,000	—	1,374
President	2004		157,500	—	27,790	1,575
R. Richard Wieland II	2005		160,269	80,000	—	1,468
Executive Vice President and	2004	(2)	80,167	—	23,026	1,352
Chief Financial Officer
Suseelan Pookote	2005		150,000	160,000	—	4,500
Executive Vice President of	2004		150,000	—	3,970	4,500
Corporate Development
Ze-Qi Xu	2005		138,462	60,000	33,600	4,152
Chief Scientific Officer	2004		130,000	—	3,970	3,899

(1)          Except for other compensation reported for Mr. Wieland, other compensation consists of matching payments made under our 401(k) employee savings plan.

(2)          Mr. Wieland began his employment with us in June 2004. Amounts reported as other compensation for Mr. Wieland consist primarily of reimbursed health insurance premiums and health club membership expenses.

Option Grants in Last Fiscal Year

The following table sets forth individual grants of stock options made to the named executive officers during 2005.

Individual Grants
% of Total
	Number of	Options			Potential Realizable Value
	Securities	Granted to			at Assumed Annual Rate of
	Underlying	Employees	Exercise		Stock Price Appreciation
	Options	in Fiscal	Price Per	Expiration	for Option Term ($)(1)
Name and Principal Position	Granted (#)	Year	Share($)	Date	5%	10%
Michael T. Flavin	—	—	—	—	—	—
John L. Flavin	—	—	—	—	—	—
R. Richard Wieland II	—	—	—	—	—	—
Suseelan Pookote	—	—	—	—	—	—
Ze-Qi Xu	33,600	8.85%	3.38	12/13/2015	71,568	181,104

(1)          These amounts represent hypothetical gains that could be achieved on the respective options if exercised at the end of the option terms. These amounts represent certain assumed rates of appreciation in the value of our common stock from the exercise price per share. The 5% and 10% annual rates of stock price appreciation are mandated by the SEC and do not represent our estimates or a projection of the future price of our common stock. Actual gains, if any, on stock option exercises and common stock holdings depend on the future performance of our common stock.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information regarding the value of stock options exercised during 2005 and the value of unexercised stock options held as of December 31, 2005 by each of our named executive officers.

			Number of Securities		Value of Unexercised In-the-
	Shares		Underlying Unexercised		Money Options at
	Acquired	Value	Options at December 31, 2005 (#)		December 31, 2005 ($)(1)
	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael T. Flavin	—	—	—	—	—	—
John L. Flavin	—	—	69,474	—	261,431	—
R. Richard Wieland II	—	—	64,711	—	243,507	—
Suseelan Pookote	—	—	45,655	—	171,800	—
Ze-Qi Xu	—	—	46,588	32,667	172,304	17,640

(1)          This column indicates the aggregate amount by which the market value of our common stock on December 31, 2005 exceeded the options’ exercise price, based on the closing per share sales price of our common stock on the Nasdaq National Market on December 30, 2005 of $3.92.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements

We have entered into employment agreements with each of our executive officers. Under the employment agreements, each executive officer has agreed not to compete with us and not to solicit our employees and customers during his employment and for one year after his employment terminates for any reason. Each of the executive officers has further agreed not to disclose confidential information or use such information for personal benefit, either during or after employment with us. The agreements give us full rights to any inventions of the executive officers made during or within 120 days after employment with us, unless the particular invention does not relate directly to our business and was not produced during company time or with company resources.

Our employment agreements with Michael T. Flavin, John L. Flavin, R. Richard Wieland, Suseelan Pookote and Ze-Qi Xu provide that we or the executive officer can terminate his employment at any time, with or without cause. Each executive officer’s agreement also provides that in the event we terminate his employment without cause (as defined in the agreements), the executive officer is entitled to continuation of his then current base salary and employee benefits coverage for a period of time following the termination of his employment. The severance period is 24 months for Dr. Michael Flavin, nine months for Mr. John Flavin and Dr. Pookote, and six months for Dr. Xu and Mr. Wieland. Alternatively, each agreement provides that if the executive is terminated without cause during the 24-month period after a change of control (as defined in the agreements), the executive is entitled to receive a lump sum payment generally equal to two times the sum of his base salary and target bonus for that fiscal year. In the event that Dr. Michael Flavin is terminated or we experience a change in control, all debt owed by us to Dr. Flavin would come due. During his term of employment, each executive is eligible for annual bonus compensation and stock option and other equity-based incentive compensation under our 2005 Stock Incentive Plan.

1999 Stock Incentive Plan

In connection with our recapitalization in December 2004, our board of directors adopted the 1999 Stock Incentive Plan of Advanced Life Sciences, Inc., our current operating subsidiary, and assumed all options granted thereunder. As of December 31, 2005, we had 624,310 options to purchase shares of our common stock outstanding under our 1999 Stock Incentive Plan to employees, directors and consultants, at a weighted average exercise price of $0.88 per share. We issued 67,290 of these options in the fiscal year ended December 31, 2005, at an exercise price of $8.02 per share. According to the terms of the grant agreements for awards under the 1999 Stock Incentive Plan, all unvested options outstanding under the plan automatically vested upon the closing of our initial public offering in August 2005. There will be no further options issued under the 1999 Stock Incentive Plan.

2005 Stock Incentive Plan

In April 2005, our board of directors adopted the 2005 Stock Incentive Plan. The 2005 Stock Incentive Plan permits awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares. In addition, the plan provides an opportunity for the deferral of salary and bonuses into restricted stock units and the deferral of gains or payments due upon the vesting or exercise of awards under the plan. As of December 31, 2005, we had 311,524 options to purchase shares of our common stock outstanding under our 2005 Stock Incentive Plan to employees, directors and consultants, at a weighted average exercise price of $3.94 per share.

401(k) Plan

We maintain a 401(k) retirement plan which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, subject to a 60-day waiting period. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $14,000 in 2005, and have the amount of the reduction contributed to the 401(k) plan. We are permitted to match employees’ 401(k) plan contributions. For the year ended December 31, 2005, we elected to match 50% of eligible employees’ contributions to the 401(k) plan.

Report of the Compensation Committee on Executive Compensation

The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

The Compensation Committee (the “Committee”) of the Board of Directors of Advanced Life Sciences Holdings, Inc. (the “Company”) is pleased to present its annual report on executive compensation. This report describes the objectives of the Company’s executive compensation program, the various components of the program, and explains the basis on which 2005 compensation determinations were made. The Committee is currently comprised of three directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the meaning of the current NASDAQ Stock Market, Inc. listing standards and the Company’s corporate governance guidelines). No Committee member is a current or former employee of the Company or any of its subsidiaries.

The Committee’s role is to review and approve practices and policies related to compensation primarily for the chief executive officer and the other executive officers, including those officers listed in the Company’s proxy statement, and with respect to the Company’s equity-based compensation plans, and approve the grants of stock options and other equity-based incentives to the extent provided under the Company’s compensation plans. The Committee also reviews and recommends to the Board of Directors compensation for non-employee directors.

Overall Objectives of Executive Compensation Programs

The Committee’s guiding philosophy is to establish executive compensation policies that are linked to the sustained creation of shareholder value. The following objectives serve as the guiding principles for all compensation decisions:

•                    Provide a competitive total compensation opportunity that will enable the Company to attract, retain and motivate highly-qualified executives.

•                    Align compensation opportunities with shareholder interests by making the executive compensation program highly sensitive to the Company’s performance, which is defined in terms of performance objectives associated with achieving profitability and growth of the Company and creating shareholder value.

•                    Provide a strong emphasis on bonus and equity-based compensation, creating a direct link between shareholder and management interests.

Compensation Program Components

The Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual bonuses and equity-based compensation. The Committee considers all elements of the program when setting compensation levels. The Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board of Directors for both annual and long-term compensation.

The Committee utilizes external compensation surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than the Company. Some surveys are limited to companies in the pharmaceutical business. The Committee also utilizes executive compensation information compiled from the proxy statements of other pharmaceutical companies. References to the “market” in this report refer to these survey and proxy data.

Base Salaries

Base salaries are determined in accordance with the responsibilities of each officer, median market data for the position and the officer’s performance achieving corporate goals. The Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating the officer’s overall span of responsibility and control. Total compensation for the Company’s officers is believed to be generally in line with similarly situated companies.

Annual Bonuses

The Committee reviews annual bonuses with senior management. Awards are based on an evaluation of the performance, level of responsibility and leadership of the individual in relation to overall corporate results. In 2005, annual bonuses were based on the attainment by individuals of specific objectives necessary for the Company to achieve its overall objectives.

Equity-Based Compensation

The Committee believes strongly that equity-based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for the Company’s long-term results. The Committee believes that stock option grants, which are tied to the increase in value of the Company’s common stock, provide an effective means of delivering incentive compensation and foster stock ownership on the part of management.

The Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan (“Stock Incentive Plan”):

•       Authorizes the granting of stock options, all of which may be made subject to the attainment of performance objectives established by the Committee.

•       Provides for the performance objectives on which an individual’s performance goals may be based.

•       Establishes the maximum amount of stock options that can be paid to a Stock Incentive Plan participant.

In 2005, the Committee awarded 33,600 stock options under the Stock Incentive Plan to the named executive officers. Any grants of stock options in 2005 were made in accordance with the performance-based focus of the Stock Incentive Plan.

Discussion of 2005 Compensation for the Chief Executive Officer

Dr. Michael T. Flavin’s base salary as Chairman and Chief Executive Officer was established in 2002 as $180,000 and has remained at $180,000 since that time. The Committee awarded Dr. Flavin a bonus for 2005 of $200,000 in recognition of the leadership that Dr. Flavin has shown in managing the Company’s business, raising capital, and focusing on maximizing long-term value for the Company’s shareholders.

In determining Dr. Flavin’s base salary and other compensation, the Committee considered the factors described under “Base Salaries” above as well as other corporate goals and objectives and Dr. Flavin’s performance against those goals and objectives. The Committee considered a number of factors, including the Company’s acquisition of new products, capital raising activities, oversight of pipeline product development, establishment of collaboration relationships with pharmaceutical partners, and management of investor relations. In making these determinations, the Committee reviewed all components of Dr. Flavin’s compensation, including base salary, bonus, accumulated realized stock option gains and the dollar value to Dr. Flavin and the cost to the Company of all perquisites and other personal benefits received. Management prepared at the request of the Committee and the Committee reviewed a tally sheet that included the above components and affixed dollar amounts under various payout scenarios for Dr. Flavin and the other named executive officers. In making these determinations, the Committee also considered Dr. Flavin’s substantial equity ownership in the Company. Dr. Flavin did not receive any stock options or other equity compensation during 2005. Based on its review, the Committee believes Dr. Flavin’s compensation is reasonable and not excessive.

Deductibility of Compensation

The Committee has carefully considered Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides certain criteria for the tax deductibility of compensation in excess of $1 million paid to the Company’s executive officers. The Committee believes it is in the Company’s best interests and that of its shareholders to comply with the requirements of Section 162(m), but the Committee intends to preserve the flexibility to reward executives consistent with the Company’s pay philosophy for each compensation element. It is the Committee’s intention that grants of stock options and incentive awards made pursuant to the Stock Incentive Plan comply with the requirements of Section 162(m). The Committee believes the Company’s is not at risk of losing a deduction under Section 162(m) in 2005 because no individual covered by the law received compensation in excess of $1 million for 2005.

THE COMPENSATION COMMITTEE
Scott Meadow (Chairman) Rosalie Sagraves Israel Rubinstein

VI.           PERFORMANCE GRAPH

The following graph illustrates the cumulative total stockholder return on our common stock during the period from August 5, 2005, which is the date our common stock was initially listed on the Nasdaq National Market, through December 31, 2005 and compares it with the cumulative total return on the NASDAQ Composite Index, the NASDAQ Biotech Composite Index and the AMEX Biotech Composite Index. The comparison assumes $100 was invested on August 5, 2005 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

Dollar Value of $100 Invested on August 5, 2005

	Aug. 5, 2005	Sept. 30, 2005	Oct. 31, 2005	Nov. 30, 2005	Dec. 30, 2005
Advanced Life Sciences Holdings, Inc.	100.00	99.40	78.80	78.60	78.40
NASDAQ Composite Index	100.00	98.80	97.35	102.52	101.26
NASDAQ Biotech Composite Index	100.00	102.08	98.17	101.86	102.79
AMEX Biotech Composite Index	100.00	104.93	102.67	108.96	110.17

The graph is based on the $5.00 opening price of our common stock on August 5, 2005, the first day that our common stock was publicly traded. The closing price on that date was $6.00 per share.

VII.      CERTAIN TRANSACTIONS

Loan from Dr. Michael T. Flavin

In September 2001, Dr. Michael T. Flavin, our founder and Chairman and Chief Executive Officer, made a $2.0 million loan to us. The loan accrues interest at the rate of 7.75% per year, compounded annually. On July 28, 2005, Dr. Flavin agreed to extend the maturity on the loan until December 31, 2007. As of December 31, 2005 the principal and accrued interest on the loan totaled approximately $2.8 million.

Loan from Flavin Ventures

In anticipation of increasing our line of credit from $3.0 mil1ion to $4.0 million, on May 17, 2005, Flavin Ventures loaned to us $91,000 pursuant to a thirty-day bridge loan. The increase to the line of credit went into effect as of May 31, 2005, and the bridge loan was repaid in full on June 3, 2005.

Line of Credit Guarantees

Our $4.0 million bank line of credit has been guaranteed by Flavin Ventures, Dr. Flavin and his wife, Karen A. Flavin, and John L. Flavin. Flavin Ventures secured its guaranty by issuing a mortgage on our principal facilities and pledging the shares it owns in us. Dr. Flavin also entered into a subordination agreement with the bank under which he agreed to subordinate his $2.0 million loan to us to the line of credit.

Management Services Agreement with Sarawak MediChem Pharmaceuticals, Inc.

In 2001, we entered into a management services agreement with Sarawak MediChem Pharmaceuticals, Inc., our 50/50 joint venture with the State Government of Sarawak, Malaysia. Under this agreement, Sarawak MediChem Pharmaceuticals owes us a flat monthly service fee in exchange for us providing Sarawak MediChem Pharmaceuticals with administrative management services relating to our development program for Calanolide A. We did not have any management fees recognized as revenue in 2005. Billed and unrecognized revenue in 2005 totaled approximately $99,000.

Facility Lease with BioStart Property Group, LLC

We lease real property facilities from BioStart Property Group, LLC, a wholly-owned subsidiary of Flavin Ventures, LLC. Flavin Ventures is the controlling member of ALS Ventures, LLC, our largest stockholder. Michael T. Flavin and John L. Flavin are the members of Flavin Ventures, LLC. The lease lasts for five years and commenced on October 1, 2003. The lease may be renewed in writing 60 days prior to the lease termination date. The lease provides us with 15,000 square feet at $14 per square foot. The rental rate increases by 3.0% for the second and third years and by 4.0% in the final two years of the lease term, reaching approximately $16 per square foot in 2007. This rate is comparable with surrounding prices for office and laboratory space, which range from $13 per square foot in Lemont, Illinois to $25 per square foot in Chicago, Illinois. Our rental and common area maintenance expense related to the BioStart Property Group lease totaled approximately $272,000 in 2005.

Management Services Agreement with Flavin Ventures

In January 2004, we entered into a management services agreement with Flavin Ventures under which we provide administrative management services to Flavin Ventures and its wholly-owned subsidiaries Shamrock Structures, BioStart Property Group and Molecular Formulations. The agreement also requires Flavin Ventures and its related subsidiaries to reimburse us for rent and related facility costs based upon the actual square footage occupied by each of the companies. Fee income recognized under this agreement was approximately $61,000 in 2005.

Concurrent Offering

Concurrent with the shares we sold in our initial public offering, we also sold 600,000 shares of our common stock to Abbott Laboratories, the beneficial owner of approximately 10.4% of our common stock prior to our initial public offering. The number of shares that we sold to Abbott in the concurrent offering was determined by dividing $3.0 million by the initial public offering price of $5.00 per share. In exchange for receiving shares of our common stock in the concurrent offering, a $5.0 million milestone obligation payable to Abbott under our license agreement on October 31, 2005 was reduced by $3.0 million.

VIII.                      FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

Fees Billed by Independent Registered Public Accounting Firm

The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.

From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits requires specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations.

The following table presents fees for audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2005 and 2004, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

Fees	Fiscal Year Ended December 31, 2005 ($)	Fiscal Year Ended December 31, 2004 ($)
Audit Fees(1)	452,932	186,050
Audit-Related Fees(2)	1,500	—
Tax Fees(3)	—	11,675
All Other Fees	—	—
Total	454,432	197,725

(1)          Audit Fees include fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, the review of the Form S-1 registration statements filed in connection with our initial public offering, and other related services that are normally provided in connection with statutory and regulatory filings.

(2)   Audit-Related Fees include fees for the annual subscription to the online accounting information service provided by Deloitte & Touche LLP.

(3)          Tax Fees include fees for services performed related to tax compliance, tax advice and tax planning.

During fiscal years 2004 and 2005, the audit committee pre-approved 100% of all audit-related, tax and other services provided to us by Deloitte & Touche LLP in accordance with the pre-approval policy described above.

Report of the Audit Committee

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The Audit Committee of the Board of Directors of Advanced Life Sciences Holdings, Inc. (the “Company”) is responsible for assisting the Board of Directors in its general oversight of the Company’s financial reporting, its system of internal controls over financial reporting, and the independence and performance of the Company’s independent auditors. The Audit Committee operates under a written charter approved and adopted by the Board of Directors, which can be viewed on the Company’s website at www.advancedlifesciences.com or in the Company’s filings with the Securities and Exchange Commission.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited year-end financial statements with management and the independent auditors. The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for the audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their audits and reviews, their evaluations of the Company and its personnel, and the overall quality of the Company’s financial reporting.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). The Audit Committee also discussed with the independent auditors the auditor’s independence from management and the Company, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent auditors.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Richard Reck, Chairman Thomas V. Thornton Israel Rubinstein Terry W. Osborn

IX.          2007 ANNUAL MEETING OF STOCKHOLDERS

We expect that our 2007 annual meeting of stockholders will be held within 30 days of May 2, 2007, which will be the first anniversary of the upcoming annual meeting. As a result, proposals of stockholders intended for inclusion in the proxy statement for our 2007 annual meeting of stockholders must be received by our Secretary at our offices at 1440 Davey Road, Woodridge, Illinois 60517, by February 1, 2007. If a stockholder intends to present a proposal at the 2007 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our by-laws. These provisions require that such proposal must be received by our Secretary at 1440 Davey Road, Woodridge, Illinois 60517, not earlier than January 2, 2007 and not later than February 1, 2007. Subject to certain exceptions set forth in our by-laws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

X.               “HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides convenience for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise. We will promptly deliver a separate copy of the proxy statement to you if you write us at 1440 Davey Road, Woodridge, Illinois 60517, or call us at (630) 739-6744.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, LaSalle Bank National Association, 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Arlene Kaminski.

XI.          VOTING THROUGH THE INTERNET OR BY TELEPHONE

Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Our stockholders may vote by proxy telephonically by calling, toll free, (866) 207-3912, or may vote through the Internet at the following address on the World Wide Web:  http://www.eproxyvote.com/ADLS/.

Appendix A

ADVANCED LIFE SCIENCES HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

I.                   Purpose

The audit committee is appointed by the board of directors to assist the board of directors in undertaking and fulfilling its responsibilities. The Audit Committee is responsible for monitoring the integrity of the financial statements of the company; reviewing company compliance with legal and regulatory requirements; the oversight of the independent auditor’s qualifications and independence; and the oversight of the performance of the company’s internal audit function and independent auditors.

II.              Membership and Meetings

The members of the audit committee shall meet the independence and financial experience requirements of the Securities and Exchange Commission and the New York Stock Exchange, and at least one member of the audit committee shall be a “financial expert” as defined in the rules promulgated by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act. The number of members of the audit committee shall be determined by the board of directors, but in no event shall consist of less than three individuals. The members of the audit committee shall be appointed by the board of directors and shall serve terms of such length as the board of directors may determine. No member of the audit committee may simultaneously serve on the audit committee of more than three public companies.

III.         Committee Authority and Responsibility

The audit committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The audit committee may request any officers or employees of the company or the company’s outside counsel or independent auditor to attend a meeting of the committee or to meet with an members of, or consultants to, the committee and provide pertinent information as necessary.

The audit committee shall meet at such times and from time to time as it deems appropriate. The audit committee shall report regularly to the board of directors with such recommendations, as the committee may deem appropriate.

On behalf of the board of directors, the audit committee shall:

1.                Review and reassess the adequacy of this charter annually and recommend any proposed changes to the board of directors for approval.

2.                Review with management and the independent auditor the annual audited financial statements and the report thereon, including the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, and the adequacy of internal controls that could significantly affect the company’s financial statements.

3.                Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including analysis of the effects of alternative GAAP methods on the financial statements.

4.                Review with management and the independent auditor the company’s annual audited financial statements and quarterly financial statements prior to the release of quarterly earnings or filing of such statements with the Securities and Exchange Commission, including the company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

5.                In connection with each periodic report of the company, review (i) management’s disclosure to the Audit Committee under Section 302 of the Sarbanes-Oxley Act and (ii) the contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act.

6.                Meet periodically with management and the independent auditor to review the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

7.                Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and ratings agencies.

8.                Review major changes to the company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

9.                Appoint and engage the independent auditor, which is ultimately accountable to the Audit Committee. Confirm annually the independence of the independent auditor.

10.         Approve all fees to be paid to the independent auditor. Approve all non-audit services and related fees prior to the start of any work.

11.         Receive and review periodic reports from the independent auditor describing (i) the independent auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues,  and (iii) (to assess the auditors independence) all relationships between the independent auditor and the company, and to discuss such reports with the auditor, and if so determined by the audit committee recommend that the board of directors take appropriate action to insure the independence of the auditor.

12.         Evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend that the board of directors replace the independent auditor.

13.         Discuss with the independent auditor the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14.         Obtain from the independent auditor assurance that Secton10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

15.         Review the appointment and replacement of the senior internal auditing executive. Review and recommend to the Compensation Committee the compensation of the senior internal auditing executive.

16.         Meet with the independent auditor, the internal auditor and management prior to the audit to review the scope, planning and staffing of the audit and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources and the use of independent public accountants other than the appointed independent auditor.

17.         Review the significant reports to management prepared by the internal auditing department and management’s responses.

18.         Consider and review with the independent auditor and the internal auditor the adequacy of the company’s internal controls and any related significant findings and recommendations of the independent auditor and internal auditor together with management’s responses thereto.

19.         Review policies and procedures with respect to management expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the senior internal auditing executive or the independent auditor.

20.         Obtain reports from management, the company’s senior internal auditing executive and the independent auditor that the company’s subsidiary/foreign affiliated entities are in conformity with applicable requirements and the company’s code of conduct.

21.         Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the company’s response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

22.         Prepare the report in accordance with the rules of the Securities and Exchange Commission to be included in the company’s annual proxy statement.

23.         Advise the board of directors with respect to the company’s policies and procedures regarding compliance with applicable laws and regulations and with the company’s code of conduct (and the result of the general counsel’s review of the company’s monitoring compliance with its code of conduct).

24.         Review with the company’s general counsel (and outside counsel when appropriate) legal and regulatory matters, if any, that may have a material impact on the financial statements, the company’s compliance policies and any material reports or inquiries received from regulators or government agencies.

25.         Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

26.         Set clear hiring policies for the hiring of employees or former employees of the independent auditors.

27.         Establish and monitor a process that allows any employee or other interested party to anonymously and confidentially report questionable auditing or accounting matters.

The audit committee shall also undertake such additional activities within the scope of its primary function as the committee may from time to time determine or as may otherwise by required by law, the company’s bylaws or charter or the board of directors. The duties and responsibilities of a member of the audit committee are in addition of those duties set out for a member of the board of directors of the company. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company’s code of conduct.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 2, 2006

1440 Davey Road

Woodridge, Illinois  60517

11:00 a.m. (local time)

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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ADVANCED LIFE SCIENCES HOLDINGS, INC.

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADVANCED LIFE SCIENCES HOLDINGS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 2, 2006 AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The undersigned hereby appoints Michael T. Flavin and John L. Flavin, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Advanced Life Sciences Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on Tuesday, May 2, 2006 at 1440 Davey Road, Woodridge, Illinois, and at any postponement(s) or adjournment(s) thereof and, in such proxies’ discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged.  The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

Address Changes/Comments:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ADVANCED LIFE SCIENCES HOLDINGS, INC.

1440 DAVEY ROAD

WOODRIDGE, ILLINOIS  60517

You may vote your proxy by using any of the following three methods:

VOTE BY INTERNET - http://www.eproxyvote.com/ADLS/

•                  Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m., Eastern Standard Time, on Monday, May 1, 2005.

•                  Please have the proxy card available and follow the instructions to obtain your records and create an electronic ballot.

VOTE BY PHONE - 1-866-207-3912

•                  Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Standard Time, on Monday, May 1, 2006.

•                  Please have the proxy card available and follow the instructions the automated voice provides you.

VOTE BY MAIL

•                  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Advanced Life Sciences Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY  11717.

Your telephone or internet vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed, dated and returned your proxy card.

In order to assist us in preparing for the Annual Meeting, please indicate in Item 3 whether you plan to attend the Annual Meeting.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

•                  If you would like to reduce the costs incurred by Advanced Life Sciences Holdings, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

ADVANCED LIFE SCIENCES HOLDINGS, INC.

The Board of Directors Recommends a Vote “FOR” Proposal 1.

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

1.	Election of directors:	☐	☐	☐

Nominees:       Terry W. Osborn

Israel Rubinstein

*Instruction:  To withhold authority to vote for any

director nominee(s), mark “For All Except” and

 write that nominee’s name in the space provided below:

The Board of Directors Recommends a Vote “FOR” Proposal 2.

		FOR	AGAINST	ABSTAIN
2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2006:	☐	☐	☐

		YES	NO
3.	Do you plan to attend the Annual Meeting?	☐	☐

PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

For address changes and/or comments, please check this box and write them on the back where indicated	☐

Signature(s) in Box

Please sign this proxy exactly as your name appears on the proxy.  If held in joint tenancy, all persons should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, limited liability company or other similar entity, please sign in such entity’s name by an authorized person.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date